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                                                                     EXHIBIT 3.3


              FOURTH AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                        NETWORK MANAGEMENT SERVICES, INC.

         The following Fourth Amended and Restated Articles of Incorporation supersede the previous Amended and Restated Articles of Incorporation and shall be the current Articles of Incorporation of the corporation.

                                   ARTICLE I.

         Name: The name of this corporation shall be Network Management Services, Inc. (the "Corporation").

                                   ARTICLE II.

         Registered Office: The address of the Corporation's registered office in the State of Minnesota is 5500 Wayzata Boulevard, Minneapolis, Minnesota 55416.

                                  ARTICLE III.

         A. This Corporation is authorized to issue two classes of shares to be designated respectively preferred stock ("Preferred Stock") and common stock ("Common Stock"). The total number of shares of capital stock that the Corporation is authorized to issue is nine million thirteen thousand four hundred eighty-six (9,013,486). The total number of shares of Preferred Stock this Corporation shall have authority to issue is one million nine hundred eighty-six thousand five hundred fifty-two (1,986,552). The total number of shares of Common Stock this Corporation shall have authority to issue is seven million (7,000,000). The Preferred Stock shall have a par value of $.01 per share and the Common Stock shall have a par value of $.01 per share.

         B. The Preferred Stock shall be issued in one or more series. The first series shall consist of three hundred seventy-six thousand two hundred nine (376,209) shares and is designated "Series A Preferred Stock." The second series shall consist of six hundred thirty-six thousand nine hundred forty-five (636,945) shares and is designated "Series B Preferred Stock." The third series shall consist of nine hundred seventy-three thousand, three hundred ninety-eight (973,398) shares and is designated "Series C Preferred Stock". The Series A, Series B and Series C Preferred Stock are collectively referred to herein as the "Designated Preferred Stock." The term "Designated Preferred Stock" as used herein without reference to the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock shall mean all of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, share for share alike and without distinction as to series, except as otherwise expressly provided.

         C. The powers, preferences, rights, restrictions, qualifications, limitations and other matters relating to the Designated Preferred Stock are as follows:
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         1. Dividends.

                  a. The holders of shares of the Series C Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends, calculated without compounding, at the annual rate of 5% per share of Series C Preferred Stock or $.4875 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), per annum, payable in cash upon liquidation, dissolution or winding up as provided in Section 2 or upon redemption as provided in Section 6. The right of holders of Series C Preferred Stock to receive dividends shall be cumulative and shall accrue from day to day, whether or not earned or declared, so that if such dividends in respect of any previous or current annual dividend period, at the annual rate specified above, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart for any other class or series of capital stock of the Corporation.

                  b. The holders of shares of the Series A and Series B Preferred Stock shall be entitled to receive dividends of $.2701 and $.7065 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), per annum, respectively, payable when, as and if declared by the Board of Directors of the Corporation. The right to receive dividends on Series A and Series B Preferred Stock shall not be cumulative, and no right to dividends shall accrue by reason of the fact that no dividend has been declared on the Series A and/or Series B Preferred Stock in any prior year. No dividend shall be paid on or declared and set apart for the shares of Series A and Series B Preferred Stock for any dividend period without the consent of at least two-thirds of the holders of Series C Preferred Stock for so long as there are shares of Series C Preferred Stock outstanding, and unless, at the same time, a like proportionate dividend for the same dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid on or declared and set apart for the shares of all other such series of Preferred Stock.

                  c. After payment of the aforesaid preferential dividend to the holders of the Designated Preferred Stock as described in paragraphs a. and b. of this Section 1, dividends or other distributions (as defined below) may then be paid to the holders of Designated Preferred Stock and Common Stock (the "Additional Dividend"), pro rata based on the number of shares of Common Stock held by each such holder or issuable upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock. Any Additional Dividend must be paid in an amount such that the holders of each share of Designated Preferred Stock will receive an amount which is no less than the amount paid to the holders of each share of Common Stock.

                  d. For purposes of this Section 1, unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of the Corporation (other than

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         repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase at a price equal to the original issue price of such shares and other than redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase or redemption by a subsidiary of this Corporation.

         2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

                  a. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Designated Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof,

                           (1) A holder of shares of Series A Preferred Stock
                  will be entitled to the following preferential amount:

                                    (a) if the amount the holder would be
                           entitled to receive per share of Series A Preferred Stock as a participating amount as calculated in
                           Section 2.b. below (assuming no preferential amounts are paid under this Section 2.a.) (the "Gross Participation Amount") is not greater than $8.103, such holder of Series A Preferred Stock will be paid a full preferential amount equal to $ 2.701 per share, plus any dividends declared thereon but unpaid, plus the participating amount as calculated in Section 2.b. below, with all of such amounts being subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares;

                                    (b) if the holder's Gross Participation
                           Amount is equal to or greater than $13.506 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar capitalization affecting the Series A Preferred Stock) such holder of Series A Preferred Stock will not receive any preferential amount but will still participate with the holders of Common Stock as calculated in Section 2.b. below; or

                                    (c) if the holder's Gross Participation
                           Amount is greater than $8.103 but not greater than $13.506 such holder of Series A Preferred Stock will be paid a partial preferential amount equal to $2.701 multiplied by a fraction (A) the numerator of which is (X-Y), where X equals 13.506 (or five times the initial purchase price of the Series A Preferred Stock) for each share of Series A Preferred Stock, and where Y equals the Gross Participation Amount, and (B) the denominator of which is Z, where Z equals
                           5.402 (or the difference between 3 times and 5 times the initial

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                           purchase price of the Series A Preferred Stock), with
                           all of such amounts being subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Series A Preferred Stock.

         provided, however, that no amounts shall be paid to the holders of Series A Preferred Stock pursuant to this Section 2a.(1) until the holders of Series C Preferred Stock have been paid all amounts due under Section 2a.(3) below.

                           (2) A holder of shares of Series B Preferred Stock
                  will be entitled to receive a full preferential amount equal to $7.065 per share, plus any dividends declared thereon but unpaid, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares or, if greater, an amount that would be payable pursuant to Section 2.b. below assuming the conversion of Shares of Series B Preferred Stock into shares of Common Stock; provided, however, that no amounts shall be paid to the holders of Series B Preferred Stock pursuant to this Section 2a.(2) until the holders of Series C Preferred Stock have been paid all amounts due under
                  Section 2a.(3) below.

                           (3) A holder of shares of Series C Preferred Stock
                  will be entitled to receive, prior to any payments under Sections 2a.(1) and (2) above, a full preferential amount equal to $9.76 per share, plus any dividends declared thereon but unpaid, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares or, if greater, an amount that would be payable pursuant to Section 2.b. below assuming the conversion of Shares of Series C Preferred Stock into shares of Common Stock.

                           (4) If upon any such liquidation, dissolution or
                  winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C Preferred Stock the full amount to which they shall be entitled, pursuant to Section 2.a.(3) as aforesaid, then the entire assets of the Corporation to be so distributed shall be distributed pro rata among the holders of Series C Preferred Stock in accordance with the respective amounts which would have been distributed to such holders if such assets had been sufficient to pay in full the liquidation preference due to the holders of Series C Preferred Stock pursuant to Section 2.a.(3). Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Series C Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed ratably to the holders of shares of Designated Preferred Stock ranking junior to the Series C Preferred Stock in proportion to the respective amounts which would otherwise be payable pursuant to subsections 2.a.(1)(a) and 2.a.(2) in respect of the shares held by them upon such distribution.

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                  b. After the payment of all preferential amounts required to be paid to the holders of Designated Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation as described in Section 2.a. above, the holders of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders, pro rata based on the number of shares of Common Stock held by each such holder or issuable upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock held by each such holder.

                  c. In the event of (i) any merger or consolidation of the Corporation into or with another corporation (except one in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold at least 50% by voting power of the capital stock of the surviving corporation), (ii) the sale of all or substantially all, or a Significant Portion of, the assets of the Corporation, and (iii) the purchase of more than 50% of the Corporation's Common Stock by a third party, then such merger, consolidation, asset sale or other event described above shall be deemed to be a liquidation of the Corporation, and all consideration payable to the stockholders of the Corporation (in the case of a merger or consolidation), or all consideration payable to the Corporation, together with all other available assets of the Corporation (in the case of an asset sale), shall be distributed to the holders of capital stock of the Corporation in accordance with Subsections 2.a. and 2.b. above. For purposes of this Articles of Incorporation, "Significant Portion" shall mean assets with a fair market value equal to more than 50% of the book value of the Corporation's total assets as of the end of the most recent fiscal quarter. The amount deemed distributed to the holders of Designated Preferred Stock upon any such merger or consolidation shall be the cash or the value of the property, rights or securities distributed to such holders by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation. In connection with any such transaction contemplated by this Subsection 2.c., all consideration payable to the stockholders of the Corporation, in connection with a merger or consolidation, or all consideration payable to the Corporation, together with all other available assets of the Corporation (net of obligations owed by the Corporation), in the case of an asset sale, shall be paid to and deemed (to the fullest extent permitted by law) distributed (in the case of a merger or consolidation) or available for distribution and payment as provided herein (in the case of a sale of assets), as applicable, to the holders of capital stock of the Corporation in accordance with the preference and priorities set forth in this Section 2, with such preferences and priorities specifically intended to be applicable in any such merger, consolidation or sale transaction as if the same were a liquidation, dissolution or winding up. If applicable, the Corporation shall either (i) cause the agreement and plan of merger or consolidation to provide as a consequence of such merger or consolidation for the conversion of the Designated Preferred Stock into the right to receive an amount (either in cash or in property, rights or securities as provided above) equal to the applicable amount payable under this Section 2; or (ii) immediately concurrent with the

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         consummation with the sale of all or substantially all of the assets of the Corporation, the redemption of all outstanding shares of the Designated Preferred Stock for an amount (either in cash or in property, rights or securities as provided above) equal in value to the applicable amount payable under this Section 2. In the event of the foregoing redemption, (i) the Corporation shall revalue its assets and liabilities to the fullest extent permitted by law to determine lawfully available funds for such redemption, and (ii) if the Corporation shall not have such funds available to redeem all such shares, the Corporation shall redeem such shares to the fullest extent of available funds as the same became available.

         3. Voting.

                  a. Each holder of outstanding shares of Series A, Series B and Series C Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A, Series B and Series C Preferred Stock held by such holder are then convertible (as adjusted from time to time pursuant to Section 4 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law or by the provisions of Subsection 3.b., 3.c. or Section 7 below, holders of Series A, Series B and Series C Preferred Stock shall vote together with the holders of Common Stock as a single class.

                  b. The number of directors of the Company shall not exceed nine. The holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect one director. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of Series A Preferred Stock then outstanding shall constitute a quorum of the Series A Preferred Stock for the purpose of electing a director by holders of the Series A Preferred Stock. A vacancy in any directorship filled by the holders of Series A Preferred Stock shall be filled only by vote or written consent in lieu of a meeting of the holders of the Series A Preferred Stock or by any remaining director or directors elected by the holders of Series A Preferred Stock pursuant to this Subsection 3.b.

                  c. The holders of record of the shares of Series B Preferred Stock, exclusively and as a separate class, shall be entitled to elect one director. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of Series B Preferred Stock then outstanding shall constitute a quorum of the Series B Preferred Stock for the purpose of electing a director by holders of the Series B Preferred Stock. A vacancy in any directorship filled by the holders of Series B Preferred Stock shall be filled only by vote or written consent in lieu of a meeting of the holders of the Series B Preferred Stock or by any remaining director or directors elected by the holders of Series B Preferred Stock pursuant to this Subsection 3.c.

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                  d. The holders of record of the shares of Series C Preferred
         Stock, exclusively and as a separate class, shall be entitled to elect one director. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of Series C Preferred Stock then outstanding shall constitute a quorum of the Series C Preferred Stock for the purpose of electing a director by holders of the Series C Preferred Stock. A vacancy in any directorship filled by the holders of Series C Preferred Stock shall be filled only by vote or written consent in lieu of a meeting of the holders of the Series C Preferred Stock or by any remaining director or directors elected by the holders of Series C Preferred Stock pursuant to this Subsection 3.d.

         4. Optional Conversion. The holders of the Designated Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  a. Right to Convert. Each share of Series A, Series B and Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $2.701, $7.065 and $9.76, respectively, by the Conversion Price (as defined below) in effect at the time of conversion. The "Conversion Price" shall initially be $2.701 for each share of Series A Preferred Stock, $7.065 for each share of Series B Preferred Stock and $9.76 for each share of Series C Preferred Stock. Such initial Conversion Price, and the rate at which shares of Designated Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

                  b. Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Designated Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

                  c. Mechanics of Conversion.

                           (1) In order for a holder of Designated Preferred
                  Stock to convert shares of Designated Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Designated Preferred Stock, at the office of the transfer agent for the Designated Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Designated Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the

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                  Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Designated Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

                           (2) The Corporation shall at all times when the
                  Designated Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Designated Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Designated Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Designated Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

                           (3) Upon any such conversion, no adjustment to the
                  Conversion Price shall be made for any declared or accrued but unpaid dividends on the Designated Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

                           (4) All shares of Designated Preferred Stock which
                  shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any dividends declared but unpaid thereon. Any shares of Designated Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized Designated Preferred Stock accordingly.

                           (5) The Corporation shall pay any and all issue taxes
                  and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Designated Preferred Stock pursuant to this Section 4.

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                  d. Adjustments to Conversion Price for Certain Diluting
         Issues:

                           (1) Special Definitions. For purposes of this
                  Subsection 4.d., the following definitions shall apply:

                                    (a) "Option" shall mean rights, options or
                           warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding options described in subsection 4.d.(l)(d)(iv) below.

                                    (b) "Original Issue Date" shall mean the
                           date on which a share of Series A, Series B or Series C Preferred Stock was first issued.

                                    (c) "Convertible Securities" shall mean any
                           evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                                    (d) "Additional Shares of Common Stock"
                           shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.d.(3) below, deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                                             (i) upon conversion of shares of
                                    any Designated Preferred Stock of the
                                    Corporation outstanding from time to time;

                                             (ii) as a dividend or distribution
                                    on Designated Preferred Stock;

                                            (iii) by reason of a dividend, stock
                                    split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.e. or 4.f. below;

                                            (iv) to employees or directors of,
                                    or consultants to, the Corporation pursuant to a plan adopted by the Board of Directors of the Corporation, provided, that any increase in the authorized number of shares of Common Stock issuable under any such plan shall require the unanimous vote of the members of the Board of Directors nominated solely by the holders of Designated Preferred Stock; or

                                            (v) upon exercise of (a) warrants
                                    issued in lieu of compensation to certain officers of the Corporation as provided in subsection 7.6(b) of the Series A Preferred Stock Purchase Agreement dated September 2, 1994, and any amendments thereto (the "Purchase Agreement"); and (b) a warrant issued to Dominion Fund III, a California Limited Partnership, as provided in Article

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                                    1.8 of the Loan Agreement dated September
                                    11, 1995 (the "Loan Agreement").

                           (2) No Adjustment of Conversion Price. No adjustment
                  in the number of shares of Common Stock into which the Designated Preferred Stock is convertible shall be made, by adjustment in the applicable Conversion Price thereof: (a) unless the consideration per share (determined pursuant to Subsection 4.d.(4) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares, (b) as to shares of Series A Preferred Stock, if prior to such issuance, the Corporation receives written notice from the holders of at least 70% of the then outstanding shares of Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock, (c) as to shares of Series B Preferred Stock, if prior to such issuance, the Corporation receives written notice from the holders of at least 70% of the then outstanding shares of Series B Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock or (d) as to shares of Series C Preferred Stock, if prior to such issuance, the Corporation receives written notice from the holders of at least 70% of the then outstanding shares of Series C Preferred Stock agreeing that no such adjustment shall be made as in the result of the issuance of Additional Shares of Common Stock.

                           (3) Issue of Securities Deemed Issue of Additional
                  Shares of Common Stock. If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 4.d.(5) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                    (a) No further adjustment in the Conversion
                           Price shall be made upon the subsequent issue of Convertible Securities or shares of

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                           Common Stock upon the exercise of such Options or
                           conversion or exchange of such Convertible
                           Securities;

                                    (b) If such Options or Convertible
                           Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase becoming effective, be recomputed to reflect such increase insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                                    (c) Upon the expiration or termination of
                           any unexercised Option, the Conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option shall not be deemed issued for the purposes of any subsequent adjustment of the Conversion Price;

                                    (d) In the event of any change in the number
                           of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such change been made upon the basis of such change; and

                                    (e) No readjustment pursuant to clause (b)
                           or (d) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                           (4) Adjustment of Conversion Price Upon Issuance of
                  Additional Shares of Common Stock. In the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.d.(3), but excluding shares issued as a dividend or distribution as provided in Subsection 4.f. or upon a stock split or combination as provided in Subsection 4.e., without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that (i) for the purpose of this Subsection 4.d.(4), all shares of Common Stock issuable upon exercise or conversion of Options or Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding (other than shares excluded from the definition of "Additional Shares of Common Stock" by virtue of clause (iv) of Subsection 4.d.(1)(d), and (ii) the number of shares of Common Stock deemed issuable upon conversion of such outstanding Options and Convertible Securities shall not give effect to any adjustments to the conversion price or conversion rate of such Options or Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

                           Notwithstanding the foregoing, the applicable
                  Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.01 or more.

                           (5) Determination of Consideration. For purposes of
                  this Subsection 4.d., the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                    (a) Cash and Property: Such consideration
                           shall:

                                            (i) insofar as it consists of cash,
                                    be computed at the aggregate of cash
                                    received by the Corporation, excluding
                                    amounts paid or payable for accrued interest or accrued dividends;

                                            (ii) insofar as it consists of
                                    property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                            (iii) in the event Additional Shares
                                    of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors.

                                    (b) Options and Convertible Securities. The
                           consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.d.(3), relating to Options and Convertible Securities, shall be determined by dividing

                                            (x) the total amount, if any,
                                    received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                            (y) the maximum number of shares of
                                    Common Stock (as set forth in the
                                    instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                           (6) Multiple Closing Dates. In the event the
                  Corporation shall issue on more than one date Additional Shares of Common Stock which are comprised of shares of the same series or class of Preferred Stock, and such issuance dates occur within a period of no more than 120 days, then the Conversion Price shall be adjusted only once on account of such issuances, with such adjustment to occur upon the final such issuance and to give effect to all such issuances as if they occurred on the date of the final such issuance.

                  e. Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the Designated Preferred Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately increased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Designated Preferred Stock, the Conversion Price then in effect immediately before the combination shall be proportionately decreased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  f. Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price for the Designated Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for the Designated Preferred Stock then in effect by a fraction:

                           (1) the numerator of which shall be the total number
                  of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                           (2) the denominator of which shall be the total
                  number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

         provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for the Designated Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for the Designated Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Designated Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Designated Preferred Stock had been converted into Common Stock on the date of such event.

                  g. Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date for the Designated Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Designated Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had the Designated Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Designated Preferred Stock; and provided further, however, that no such adjustment shall be made if the holders of Designated Preferred Stock simultaneously receive a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of Designated Preferred Stock had been converted into Common Stock on the date of such event.

                  h. Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Designated Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Designated Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Designated Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

                  i. Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a consolidation, merger or sale which is covered by Subsection 2.c.), each share of Designated Preferred Stock shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Designated Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Designated Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Designated Preferred Stock.

                  j. No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Designated Preferred Stock against impairment.

                  k. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this
         Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Designated Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Designated Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Designated Preferred Stock.

                  l. Notice of Record Date. In the event:

                           (1) that the Corporation declares a dividend (or any
                  other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

                           (2) that the Corporation subdivides or combines its
                  outstanding shares of Common Stock;

                           (3) of any reclassification of the Common Stock of
                  the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                           (4) of the involuntary or voluntary dissolution,
                  liquidation or winding up of the Corporation;

         then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Designated Preferred Stock, and shall cause to be mailed or faxed to the holders of the Designated Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least seven days prior to the date specified in (a) below or twenty days before the date specified in
         (b) below, (or if faxed three and seven days, respectively) a notice stating:

                           (a) the record date of such dividend, distribution,
                  subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                           (b) the date on which such reclassification,
                  consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

         5. Mandatory Conversion.

                  a. Upon the earlier of (i) the closing of the sale of shares of Common Stock, at a per share price of at least $8.10 (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $10,000,000 of gross proceeds to the Corporation or (ii) the conversion of 80% of the outstanding Series A Preferred Stock into Common Stock (the "Series A Mandatory Conversion Date"), (A) all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (B) the number of authorized shares of Preferred Stock shall be automatically reduced by the number of shares of Preferred Stock that had been designated as Series A Preferred Stock, and all provisions included under Article III, Section C which relate to Series A Preferred Stock and all references thereto, shall be deleted and shall be of no further force or effect.

                  b. Upon the earlier of (i) the closing of the sale of Common Stock, at a per share price of at least $21.20 (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $10,000,000 of net proceeds to the Corporation, or (ii) the conversion of 80% of the outstanding Series B Preferred Stock into Common Stock (the "Series B Mandatory Conversion Date"), (A) all outstanding shares of Series B Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (B) the number of authorized shares of Preferred Stock shall be automatically reduced by the number of shares of Preferred Stock that had been designated as Series B Preferred Stock, and all provisions included under Article III, Section C which relate to Series B Preferred Stock and all references thereto, shall be deleted and shall be of no further force or effect.

                  c. Upon the earlier of (i) the closing of the sale of shares of Common Stock in a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $30,000,000 of gross proceeds to the Corporation and a market capitalization of at least $120,000,000 or (ii) the conversion of 80% of the outstanding Series C Preferred Stock into Common Stock (the "Series C Mandatory Conversion Date"), (A) all outstanding shares of Series C Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (B) the number of authorized shares of Preferred Stock shall be automatically reduced by the number of shares of Preferred Stock that had been designated as Series C Preferred Stock, and all provisions included under Article III, Section C which relate to Series C Preferred Stock and all references thereto, shall be deleted and shall be of no further force or effect. The Series A Mandatory Conversion Date, the Series B Mandatory Conversion Date and the Series C Mandatory Conversion Date are collectively referred to herein as the "Mandatory Conversion Date."

                  d. All holders of record of shares of Designated Preferred Stock will be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of any such shares of Designated Preferred Stock pursuant to this Section 5. Such notice shall be sent by first class registered mail, postage prepaid, or overnight mail (such as Federal Express) to each record holder of Designated Preferred Stock at such holder's address last shown on the records of the transfer agent for the Designated Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of Designated Preferred Stock so converted shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. On the Mandatory Conversion Date, all rights with respect to the Designated Preferred Stock so converted, including the rights, if any, to receive notices and vote, will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Designated Preferred Stock has been converted, and payment of any declared but unpaid dividends thereon (all of which shall be deemed to be declared by the Board of Directors on the Mandatory Conversion Date). If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Designated Preferred Stock so converted, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 4.b. in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

                  e. All certificates evidencing shares of Designated Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and canceled and the shares of Designated Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized Designated Preferred Stock accordingly.

         6. Redemption.

                  a. The Corporation will, subject to the conditions set forth in Subsection 6.f. below, On April 30, 2004 and on each of the first and second anniversaries thereof (each such date being referred to hereinafter as a "Series A Mandatory Redemption Date"), redeem from each holder of shares of Series A Preferred Stock, at a price equal to $2.701 per share, plus any dividends declared but unpaid thereon, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares (the "Series A Mandatory Redemption Price"), the following respective portions of the number of shares of Series A preferred Stock held by such holder on the applicable Series A Mandatory Redemption
         Date:

                  Series A               Portion of then outstanding Shares
                  Redemption Date               of Series A Preferred Stock
                  ---------------                            To Be Redeemed
                                                             --------------
                  April 30, 2004                                    33 1/3%
                  April 30, 2005                                        50%
                  April 30, 2006                  All outstanding shares of
                                                   Series A Preferred Stock

                  b. The Corporation will, subject to the conditions set forth in Subsection 6.f. below, on April 30, 2004 and on each of the first and second anniversaries thereof (each such date being referred to hereinafter as a "Series B Mandatory Redemption Date"), redeem from each holder of shares of Series B preferred Stock, at a price equal to $7.065 per share, plus any dividends declared but unpaid thereon, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares (the "Series B Mandatory Redemption Price"), the following respective portions of the number of shares of Series B preferred Stock held by such holder on the applicable Series B Mandatory Redemption
         Date:

                  Series B               Portion of then outstanding Shares
                  Redemption Date               of Series B Preferred Stock
                  ---------------                            To Be Redeemed
                                                             --------------
                  April 30, 2004                                    33 1/3%
                  April 30, 2005                                        50%
                  April 30, 2006                  All outstanding shares of
                                                   Series B Preferred Stock

                  c. The Corporation will, subject to the conditions set forth in Subsection 6.f. below, on April 30, 2004 and on each of the first and second anniversaries thereof (each such date being referred to hereinafter as a "Series C Mandatory Redemption Date"), redeem from each holder of shares of Series C Preferred Stock, at a price equal to $9.76 per share, plus any dividends declared but unpaid thereon, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares (the "Series C Mandatory Redemption Price"), the following respective portions of the number of shares of Series C Preferred Stock held by such holder on the applicable Series C Mandatory Redemption Date:

                  Series C               Portion of then outstanding Shares
                  Redemption Date               of Series C Preferred Stock
                  ---------------                            To Be Redeemed
                                                             --------------
                  April 30, 2004                                    33 1/3%
                  April 30, 2005                                        50%
                  April 30, 2006                  All outstanding shares of
                                                   Series C Preferred Stock

                  d. If the funds of the Corporation legally available for redemption of Designated Preferred Stock on any Mandatory Redemption Date are insufficient to redeem the number of shares of Designated Preferred Stock required under this Section 6 to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares of Designated Preferred Stock ratably according to the respective amounts which would be payable with respect to the full number of shares of Designated Preferred Stock owned by them if the funds of the Corporation legally available therefor had been sufficient to redeem all shares of Designated Preferred Stock required to be redeemed on such date. At any time thereafter when additional funds of the Corporation become legally available for the redemption of Designated Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of the shares which the Corporation was theretofore obligated to redeem, ratably on the basis set forth in the preceding sentence.

                  e. The Corporation shall provide notice of any redemption of Designated Preferred Stock pursuant to Section 6.a. or 6.b. above specifying the time and place of redemption and the Mandatory Redemption Price, by first class registered mail, postage prepaid, or by overnight mail (such as Federal Express) to each holder of record of Designated Preferred Stock at the address for such holder last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent), not more than 30 nor less than 10 days prior to the date on which such redemption is to be made. If less than all Designated Preferred Stock owned by such holder is then to be redeemed, the notice will also specify the number of shares which are to be redeemed. Upon mailing any such notice of redemption, the Corporation will become obligated to redeem at the time of redemption specified therein all Designated Preferred Stock specified therein (other than such shares of Designated Preferred Stock as are duly converted pursuant to Section 4 prior to the close of business on the day preceding the Mandatory Redemption Date). In case less than all Designated Preferred Stock represented by any certificate is redeemed in any redemption pursuant to this Section 6, a new certificate will be issued representing the unredeemed Designated Preferred Stock without cost to the holder thereof.

                  f. Unless there shall have been a failure to pay the Mandatory Redemption Price, no share of Designated Preferred Stock shall be entitled to any dividends declared after its Mandatory Redemption Date, and on such Mandatory Redemption Date all rights of the holder of such share as a stockholder of the Corporation by reason of the ownership of such share will cease, except the right to receive the Mandatory Redemption Price of such share, without interest, upon presentation and surrender of the certificate representing such share, and such share will not from and after such Mandatory Redemption Date be deemed to be outstanding.

                  g. Notwithstanding anything to the contrary in this Section 6, the Corporation shall not redeem any shares of Designated Preferred Stock on any Mandatory Redemption Date if the holders of at least 75% of the shares of Common Stock issuable upon conversion of then outstanding shares of Designated Preferred Stock, within five (5) days prior to the applicable Mandatory Redemption Date, provide written notice to the Corporation that no such redemption shall be made. In the event of any such notice to the Corporation, no holder of Designated Preferred Stock shall have the right to require that any of its shares of shares of Designated Preferred Stock be redeemed on such Mandatory Redemption Date.

         7. Negative Covenants. In addition to any other rights provided by law, so long as any Designated Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than two-thirds of the shares of Common Stock issuable upon conversion of then outstanding shares of Designated Preferred Stock:

                  a. Amend or repeal any provision of, or add any provision to, the Corporation's Articles of Incorporation or By-Laws, if such action would adversely affect the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, Designated Preferred Stock;

                  b. Authorize any additional shares of Designated Preferred Stock or any new class or classes or series of capital stock having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Designated Preferred Stock, or authorize shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having rights to purchase, any shares of stock of the Corporation having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Designated Preferred Stock;

                  c. Reclassify any Common Stock into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Designated Preferred Stock;

                  d. Pay or declare any dividend or distribution on any shares of its capital stock (except dividends payable solely in shares of Common Stock), or apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries or otherwise, of any shares of its capital stock, except that the Company may repurchase shares of Common Stock from employees, directors or consultants at cost upon termination of employment or services and may redeem shares pursuant to Section 6 above; or

                  e. Merge or consolidate into or with any other corporation or other entity, sell all or substantially all of, or any Significant Portion of, the Corporation's assets or liquidate or wind up the affairs or business of the Corporation.

                  f. Effect a change in control of the Company. "Change in Control" shall occur or be deemed to have occurred only if any of the following events occur: (i) any "person," as such term is used in
         Section 13 (d) and 14 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (other than a shareholder as of the date of that certain Series C Preferred Stock Purchase Agreement among the Company and the other signatories thereto (the "Series C Purchase Agreement"), their permitted transferees under the Right of First Refusal and Co-Sale Agreement dated September 1, 1994, the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;
         (ii) individuals who, as of the date of the Series B Purchase Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election context relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board.

                                   ARTICLE IV.

         Certain Shareholder Rights: Except as set forth in the Amended and Restated Investors' Rights Agreement between the Corporation and the Series A, Series B and Series C Preferred Stockholders, shareholders shall have no preemptive rights to purchase, subscribe for or otherwise acquire any new or additional securities of the Corporation. No shareholder shall be entitled to any cumulative voting rights.

                                   ARTICLE V.

         Nonliability of Directors for Certain Actions: To the full extent permitted by the Minnesota Business Corporation Act, Minnesota Statutes, Chapter 302A, as it exists on the date hereof or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                             ARTICLES OF CORRECTION
                                       OF
                       NETWORK MANAGEMENT SERVICES, INC.

         In order to correct the Fourth Amended and Restated Articles of Incorporation as filed with the Minnesota Secretary of State on May 3, 1999, in accordance with the provisions set forth in Minnesota Statute Section 5.16, the undersigned hereby makes the following statements.

         1.       The name of the person who filed the instrument is: Scott P.
                  Halstead.

         2. The instrument to be corrected is the Fourth Amended and Restated Articles of Incorporation of Network Management Services, Inc. filed with the Minnesota Secretary of State on May 3, 1999.

         3. The error to be corrected is the number of shares of capital stock that the Corporation is authorized to issue.

         4. Paragraph A of Article III of the Fourth Amended and Restated Articles of Incorporation is hereby amended in its entirety to read as follows:

         "A. This Corporation is authorized to issue two classes of shares to be designated respectively preferred stock ("Preferred Stock") and common stock ("Common Stock"). The total number of shares of capital stock that the Corporation is authorized to issue is eight million nine hundred eighty-six thousand five hundred fifty-two (8,986,552). The total number of shares of Preferred Stock this Corporation shall have authority to issue is one million nine hundred eighty-six thousand five hundred fifty-two (1,986,552). The total number of shares of Common Stock this Corporation shall have authority to issue is seven million (7,000,000). The Preferred Stock shall have a par value of $.01 per share and the Common Stock shall have a par value of $.01 per share."


Dated: May 19, 1999


                                               /s/ Scott P. Halstead
                                               --------------------------------
                                               Scott P. Halstead, Secretary

                              ARTICLES OF AMENDMENT
                                       TO
                           FOURTH AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                        NETWORK MANAGEMENT SERVICES, INC.


1.       The name of the corporation is Network Management Services, Inc.

2. The following is the full text of the amendment to Article III, Paragraphs A and B of the Fourth Amended and Restated Articles of Incorporation of Network Management Services, Inc.:

                  "A. This Corporation is authorized to issue two classes of shares to be designated respectively preferred stock ("Preferred Stock") and common stock ("Common Stock"). The total number of shares of capital stock that the Corporation is authorized to issue is nine million eighty-eight thousand, nine hundred seventy-four (9,088,974). The total number of shares of Preferred Stock this Corporation shall have authority to issue is two million eighty-eight thousand, nine hundred seventy-four (2,088,974). The total number of shares of Common Stock this Corporation shall have authority to issue is seven million (7,000,000). The Preferred Stock shall have a par value of $.01 per share and the Common Stock shall have a par value of $.01 per share.

                  B. The Preferred Stock shall be issued in one or more series. The first series shall consist of three hundred seventy-six thousand two hundred nine (376,209) shares and is designated "Series A Preferred Stock." The second series shall consist of six hundred thirty-six thousand nine hundred forty-five (636,945) shares and is designated "Series B Preferred Stock." The third series shall consist of one million seventy-five thousand, eight hundred twenty (1,075,820) shares and is designated "Series C Preferred Stock." The Series A, Series B and Series C Preferred Stock are collectively referred to herein as the "Designated Preferred Stock." The term "Designated Preferred Stock" as used herein without reference to the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock shall mean all of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, share for share alike and without distinction as to series, except as otherwise expressly provided."

3. The foregoing amendment to the Fourth Amended and Restated Articles of Incorporation was approved by Written Action of the Board of Directors on May 18, 1999 and by Special Meeting of the Shareholders on May 26, 1999.

4. The foregoing amendment was adopted according to Chapter 302A of the Minnesota Business Corporation Act.

                  IN WITNESS WHEREOF, the undersigned, Secretary of Network Management Services, Inc., being duly authorized on behalf of such corporation, has executed this certificate this 8th day of June, 1999.



                                               /s/ Scott P. Halstead
                                               ---------------------------------
                                               Scott P. Halstead, Secretary

                             ARTICLES OF CORRECTION
                                       OF
                        NETWORK MANAGEMENT SERVICES, INC.

         In order to correct the Fourth Amended and Restated Articles of Incorporation as filed with the Minnesota Secretary of State on May 3, 1999 (and corrected on May 19, 1999 and amended on June 8, 1999), in accordance with the provisions set forth in Minnesota Statute Section 5.16, the undersigned hereby makes the following statements.

         1. The name of the person who filed the instrument is: Scott P.
         Halstead.

         2. The instrument to be corrected is the Fourth Amended and Restated Articles of Incorporation of Network Management Services, Inc. filed with the Minnesota Secretary of State on May 3, 1999 (and corrected on May 19, 1999 and amended on June 8, 1999).

         3. The following errors are to be corrected in the Fourth Amended and Restated Articles of Incorporation by these Articles of Correction:

                  a. To correct the per share dividend rate to be $.488.

                  The first sentence of Article III, Paragraph C, Section 1(a) of the Fourth Amended and Restated Articles of Incorporation is hereby amended in its entirety to read as follows:

                           "The holders of share of the Series C Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends, calculated without compounding, at the annual rate of 5% per share of Series C Preferred Stock, or $.488 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), per annum, payable in cash upon liquidation, dissolution ro winding up as provided in Section 2 or upon redemption as provided in Section 6."

                  b. That the payment terms of the Additional Dividend is clarified.

                  The last sentence of Article III, Paragraph C, Section 1(c) of the Fourth Amended and Restated Articles of Incorporation is hereby amended in its entirety to read as follows:

                           "Any Additional Dividend must be paid in an amount such that the holders of shares of Designated Preferred Stock will receive with respect to each share of Designated Preferred Stock an amount which is no less than the amount paid with respect to the shares of Common Stock into which such share of Designated Preferred Stock is then convertible."

                  c. That the word "shares" be changed to lower case.

                  Article III, Paragraph C, Section 2(a)(3) of the Fourth Amended and Restated Articles of Incorporation is hereby amended in its entirety to read as follows:

                           "(3) A holder of shares of Series C Preferred Stock will be entitled to receive, prior to any payments under Sections 2a.(1) and (2) above, a full preferential amount equal to $9.76 per share, plus any dividends declared thereon but unpaid, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares or, if greater, an amount that would be payable pursuant to
                           Section 2.b. below assuming the conversion of shares of Series C Preferred Stock into shares of Common Stock."

                  d. That the subsection of 3.d. be added.

                  The last sentence of Article III, Paragraph C, Section 3(a) of the Fourth Amended and Restated Articles of Incorporation is hereby amended in its entirety to read as follows:

                           "Except as provided by law or by the provisions of Subsection 3.b., 3.c., 3.d. or Section 7 below, holders of Series A, Series B and Series C Preferred Stock shall vote together with the holders of Common Stock as a single class."

                  e. That the definition of Original Issue Date be clarified.

                  Article III, Paragraph C, Section 4(d)(1)(b) of the Fourth Amended and Restated Articles of Incorporation is hereby amended in its entirety to read as follows:

                           "(b) "Original Issue Date" shall mean the date on which a share of Series C Preferred Stock was first issued."

                  f. That the definition of Additional Shares of Common Stock be clarified.

                  Article III, Paragraph C, Section 4(d)(1)(d)(iv) of the Fourth Amended and Restated Articles of Incorporation is hereby amended in its entirety to read as follows:

                  "(iv) to employees or directors of, or consultants to, the Corporation pursuant to a plan adopted by the Board of Directors of the Corporation, provided, that any increase in the authorized number of shares of Common Stock issuable under any such plan shall require the unanimous vote of the members of the Board of Directors elected solely by the holders of Designated Preferred Stock; or"

                  g. That a closing parenthetical be added.

                  Article III, Paragraph C, Section 4(d)(2) of the Fourth Amended and Restated Articles of Incorporation is hereby amended in its entirety to read as follows:

                           "(2) No Adjustment of Conversion Price. No adjustment in the number of shares of Common Stock into which the Designated Preferred Stock is convertible shall be made, by adjustment in the applicable Conversion Price thereof: (a) unless the consideration per share (determined pursuant to Subsection 4.d.(4)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares, (b) as to shares of Series A Preferred Stock, if prior to such issuance, the Corporation receives written notice from the holders of at least 70% of the then outstanding shares of Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock, (c) as to shares of Series B Preferred Stock, if prior to such issuance, the Corporation receives written notice from the holders of at least 70% of the then outstanding shares of Series B Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock or (d) as to shares of Series C Preferred Stock, if prior to such issuance, the Corporation receives written notice from the holders of at least 70% of the then outstanding shares of Series C Preferred Stock agreeing that no such adjustment shall be made as in the result of the issuance of Additional Shares of Common Stock."

                  h. That an unnecessary parenthetical be removed to correctly punctuate the paragraph.

                  The first paragraph of Article III, Paragraph C, Section 4(d)(4) of the Fourth Amended and Restated Articles of Incorporation is hereby amended in its entirety to read as follows:

                           "(4) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.d.(3), but excluding shares issued as a dividend or distribution as provided in Subsection 4.f. or upon a stock split or combination as provided in Subsection 4.e., without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that (i) for the purpose of this Subsection 4.d.(4), all shares of Common Stock issuable upon exercise or conversion of Options or Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding (other than shares excluded from the definition of "Additional Shares of Common Stock" by virtue of clause (iv) of Subsection 4.d.(1)(d)), and (ii) the number of shares of Common Stock deemed issuable upon conversion of such outstanding Options and Convertible Securities shall not give effect to any adjustments to the conversion price or conversion rate of such Options or Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation."

                  i. That the Subsection reference be revised to 6.g and the capitalization be changed to lower case for the word "on".

                  The first sentence of Article III, Paragraph C, Section 6(a) of the Fourth Amended and Restated Articles of Incorporation is hereby amended in its entirety to read as follows:

                           "a. The Corporation will, subject to the conditions set forth in Subsection 6.g below, on April 30, 2004 and on each of the first and second anniversaries thereof (each such date being referred to hereinafter as a "Series A Mandatory Redemption Date"), redeem from each holder of shares of Series A Preferred Stock, at a price equal to $2.701 per share, plus any dividends declared but unpaid thereon, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares (the "Series A Mandatory Redemption Price"), the following respective portions of the number of shares of Series A preferred Stock held by such holder on the applicable Series A Mandatory Redemption Date:"

                  j. That the Subsection reference be revised to 6.g.

                  The first sentence of Article III, Paragraph C, Section 6(b) of the Fourth Amended and Restated Articles of Incorporation is hereby amended in its entirety to read as follows:

                           "b. The Corporation will, subject to the conditions set forth in Subsection 6.g below, on April 30, 2004 and on each of the first and second anniversaries thereof (each such date being referred to hereinafter as a "Series B Mandatory Redemption Date"), redeem from each holder of shares of Series B preferred Stock, at a price equal to $7.065 per share, plus any dividends declared but unpaid thereon, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares (the "Series B Mandatory Redemption Price"), the following respective portions of the number of shares of Series B preferred Stock held by such holder on the applicable Series B Mandatory Redemption Date:"

                  k. That the Subsection reference be revised to 6.g.

                  The first sentence of Article III, Paragraph C, Section 6(c) of the Fourth Amended and Restated Articles of Incorporation is hereby amended in its entirety to read as follows:

                           "c. The Corporation will, subject to the conditions set forth in Subsection 6.g below, on April 30, 2004 and on each of the first and second anniversaries thereof (each such date being referred to hereinafter as a "Series C Mandatory Redemption Date"), redeem from each holder of shares of Series C Preferred Stock, at a price equal to $9.76 per share, plus any dividends declared but unpaid thereon, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares (the "Series C Mandatory Redemption Price"), the following respective portions of the number of shares of Series C Preferred Stock held by such holder on the applicable Series C Mandatory Redemption Date:"

                  l. That the Subsection reference be revised to include 6.c.

                  The first sentence of Article III, Paragraph C, Section 6(e) of the Fourth Amended and Restated Articles of Incorporation is hereby amended in its entirety to read as follows:

                           "e. The Corporation shall provide notice of any redemption of Designated Preferred Stock pursuant to
                           Section 6.a., 6.b. or 6.c. above specifying the time and place of redemption and the Mandatory Redemption Price, by first class registered mail, postage prepaid, or by overnight mail (such as Federal Express) to each holder of record of Designated Preferred Stock at the address for such holder last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent), not more than 30 nor less than 10 days prior to the date on which such redemption is to be made."

                  m. That the Subsection reference be revised to include 6.a., 6.b. and 6.c.

                  The first sentence of Article III, Paragraph C, Section 6(g) of the Fourth Amended and Restated Articles of Incorporation is hereby amended in its entirety to read as follows:

                           "g. Notwithstanding anything to the contrary in Sections 6.a, 6.b and 6.c, the Corporation shall not redeem any shares of Designated Preferred Stock on any Mandatory Redemption Date if the holders of at least 75% of the shares of Common Stock issuable upon conversion of then outstanding shares of Designated Preferred Stock, within five (5) days prior to the applicable Mandatory Redemption Date, provide written notice to the Corporation that no such redemption shall be made."

                  n. That the word "or" be added to clarify the definition of Change in Control of the Company.

                  Article III, Paragraph C, Section 7(f) of the Fourth Amended and Restated Articles of Incorporation is hereby amended in its entirety to read as follows:

                           "f. Effect a change in control of the Company. "Change in Control" shall occur or be deemed to have occurred only if any of the following events occur:
                           (i) any "person," as such term is used in Section 13
                           (d) and 14 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (other than a shareholder as of the date of that certain Series C Preferred Stock Purchase Agreement among the Company and the other signatories thereto (the "Series C Purchase Agreement"), their permitted transferees under the Right of First Refusal and Co-Sale Agreement dated September 1, 1994, the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or (ii) individuals who, as of the date of the Series B Purchase Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election context relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board."

Dated: June 14, 1999


                                                /s/ Scott P. Halstead
                                                --------------------------------
                                                Scott P. Halstead, Secretary

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                        NETWORK MANAGEMENT SERVICES, INC.


         The undersigned, Scott P. Halstead, Secretary and Chief Financial Officer of Network Management Services, Inc., a Minnesota Corporation, hereby certifies that the following resolution was duly adopted by the shareholders and the board of directors of the corporation pursuant to Chapter 302A of the Minnesota Business Corporation Act and that such resolution has not been subsequently modified or rescinded:

                                   NAME CHANGE

         RESOLVED, that Article 1 of the Articles of Incorporation of the corporation is hereby amended in its entirety to read as follows:

                                 ARTICLE 1. NAME
                                 ---------------

                  The name of the corporation is "eBenX, Inc."


         IN WITNESS WHEREOF, the undersigned, the Secretary and Chief Financial Officer of Network Management Services, Inc. being duly authorized on behalf of Network Management Services, Inc., has executed this document on this 28th day of September, 1999.



                                           /s/ Scott P. Halstead
                                           -------------------------------------
                                           Scott P. Halstead
                                           Secretary and Chief Financial Officer